SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2018

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Organizational Structure

On October 26, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Ultra Clean Holdings, Inc. (the “Company”) recommended to the Board, and on October 30, 2018, the Board approved, certain changes to the structure of its management team in connection with an organizational review of the Company following its acquisition of Quantum Global Technologies, LLC (“QGT”).

In connection with these changes, Joe Williams, the Company’s Senior Vice President of Customer Business Management, was promoted to Executive Vice President and President of the Company’s Semiconductor Products and Solutions business unit. In addition, Scott Nicholas, QGT’s chief executive officer prior to the acquisition, was promoted to Executive Vice President and President of the Company’s Semiconductor Services business unit.

Mr. Williams, 46, joined the Company in February 2015 with the Company’s acquisition of Marchi Thermal Systems, Inc. (“Marchi”) at a time when Mr. Williams was President of Marchi. Mr. Williams served as the Company’s Senior Vice President of Customer Business Management from October 2016 through the date of his promotion. From February 2015 to October 2016, Mr. Williams served the Company as Vice President of New Business Development. Mr. Williams was president of Marchi from April 2013 to its acquisition by the Company in 2015. Mr. Williams was Senior Vice President of Business Development & Engineering at American Integration Technologies LLC from 2007 to 2013. Prior to that, Mr. Williams co-founded Integrated Flow Systems LLC and served as vice president of engineering and operations and director of engineering and operations from 1997 to 2004. He worked at Watkins-Johnson Company as a mechanical design engineer from 1994 to 1997. Mr. Williams holds a Bachelor of Science Degree in Mechanical Engineering from North Carolina State University.

From August 27, 2018, the date the Company acquired QGT, to the date of his promotion, Mr. Nicholas, 62, served as the Company’s Senior Vice President, Semiconductor Services Business. Prior to joining the Company, Mr. Nicholas served as QGT’s president, chief executive officer and chairman of the board of directors since 2000. Mr. Nicholas has more than 30 years of leadership experience in senior roles in manufacturing, service and distribution. Mr. Nicholas holds a Bachelor of Science degree in Chemical Engineering from Lehigh University and a Masters of Management degree from Northwestern University’s Kellogg School of Management with a concentration in marketing, finance and management policy.

In connection with his promotion, Mr. Williams received a grant of restricted stock units valued at $150,000 that will vest in three equal installments on each anniversary of the grant date, subject to the terms and conditions of the Company’s Stock Incentive Plan, and he received a base salary increase to $398,000. Mr. Nicholas’ compensation did not change as a result of his promotion.

In connection with the management organizational changes, the Board also determined, upon the recommendation of the Compensation Committee, that the Company’s executive officers for purposes of Rule 3b-7 of Securities Exchange Act of 1934, as amended, and the Company’s officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, are: James Scholhamer, President and Chief Executive Officer; Sheri Savage, Chief Financial Officer, Senior Vice President of Finance and Secretary; Mr. Williams; Mr. Nicholas; and Joan Sterling, Senior Vice President of Global Human Resources.

Severance Benefits for Executive Officers

On October 26, 2018, the Compensation Committee approved an amendment (the “Amendment”) to the Company’s Severance Benefits for Executive Officers Policy (the “Policy”). Pursuant to the amendment, the Policy was modified to (i) remove accelerated vesting of equity awards upon a qualifying termination (provided that such benefits are grandfathered for the Company’s current Chief Executive Officer and Chief Financial Officer) and (ii) increase cash incentive severance benefits for eligible executive officers other than the Chief Executive Officer and Chief Financial Officer from 50% to 75% of average annual cash incentive awards over the three years prior to a qualifying termination. The foregoing description of the Amendment and the Policy is qualified in its entirety by reference to the full text of the Policy, as amended by the Amendment, attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Change in Control Severance Agreements

On October 26, 2018, the Compensation Committee approved a form of Change in Control Severance Agreement to be entered into with the Company’s executive officers (other than Jim Scholhamer and Sheri Savage, who have pre-existing Change in Control Severance Agreements with the Company).

Pursuant to the Change in Control Severance Agreements, if upon, or within 3 months prior to or 12 months following, a change in control, the applicable executive is terminated without cause or he or she resigns for good reason, he or she would be entitled to receive a specified percentage (“Compensation Percentage”) of his or her then-current salary, plus his or her average annual cash bonus over the prior three years, payment or reimbursement of health benefit continuation coverage under COBRA for a specified period of time (“Benefits Period”) (or, if earlier, until he or she becomes eligible for group health coverage with another employer) and accelerated vesting of 100% of his or her unvested outstanding equity awards (other than performance awards for which the performance criteria have not been met). Under the Change in Control Severance Agreements for all eligible executives (at this time all executive officers other than Jim Scholhamer and Sheri Savage, who have pre-existing Change in Control Severance Agreements), (i) the Compensation Percentage is 75% and (ii) the Benefits Period is 9 months. The foregoing description of the Change in Control Severance Agreements is qualified in its entirety by reference to the full text of the form of Change in Control Severance Agreement, attached as Exhibit 10.2 hereto, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Severance Benefits for Executive Officers Policy (amended as of October 26, 2018).
10.2	Form of Change in Control Severance Agreement for Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	November 1, 2018	By:	/s/ Sheri Savage
			Name:	Sheri Savage
			Title:	Chief Financial Officer, Senior Vice President of Finance and Secretary